EX-28.g.1.h

AMENDMENT TO GLOBAL CUSTODY AGREEMENT

This Amendment (the “Amendment”) to the Global Custody Agreement, dated April 4, 2003, as amended (the “Agreement”) by and between JPMORGAN CHASE BANK, N.A. (“J.P. Morgan”), as successor-in-interest to J.P. Morgan Investor Services Co., and NATIONWIDE VARIABLE INSURANCE TRUST (the “Customer”), as successor-in-interest to Gartmore Variable Insurance Trust and on behalf of each Fund on the Fund List (each a “Fund”), is entered into by J.P. Morgan and the Customer, and is effective as of March 14, 2022 (the “Effective Date”).

W I T N E S S E T H:

WHEREAS, the parties entered into the Agreement pursuant to which J.P. Morgan provides custodial and related services to each Fund as more fully described therein; and

WHEREAS, J.P. Morgan and Customer wish to revise and update the list of funds of the Customer that are receiving services pursuant to the Agreement, as of the Effective Date.

NOW THEREFORE, in consideration of the mutual agreements herein contained, the receipt and legal sufficiency of which is hereby acknowledged, the parties agree as follows:

1.	Definitions. Terms defined in the Agreement shall, save to the extent that the context otherwise required, bear the same respective meanings in this Amendment.

2.	Amendments. Effective as of the Effective Date, the Agreement shall be amended as follows:

(a)	The Fund List to the Agreement is deleted in its entirety and hereby replaced with the new Fund List set forth in Exhibit I to this Amendment.

(b)	Save as varied by this Amendment, the Agreement is confirmed and shall remain in full force and effect.

3.

Representations. Each party represents to the other party that all representations contained in the Agreement are true and accurate as of the Effective Date of this Amendment, and that such representations are deemed to be given or repeated by each party, as the case may be, on the Effective Date of this Amendment.

4.

Entire Agreement. This Amendment and the Agreement, and any documents referred to in each of them, constitute the whole agreement among their subject matter and supersede and extinguish any other drafts, agreements, undertakings or representations, warranties and arrangements of any nature, whether in writing or oral, relating to such subject matter. If any of the provisions of this Amendment are inconsistent, or in conflict, with any of the provisions of the Agreement then, to the extent of any such inconsistency or conflict, the provisions of this Amendment shall prevail as among the parties. This Amendment may only be amended in writing.

5.

Counterparts. This Amendment may be executed in any number of counterparts which together shall constitute one agreement. Each party hereto may enter into this Amendment by executing a counterpart and this Amendment shall not take effect until it has been executed by all parties.

6.	Governing Law. This Amendment shall be construed in accordance with, and governed by, the laws of the State of New York, without regard to any conflict of law principles.

[ Signature page follows ]

IN WITNESS WHEREOF, the parties hereto have entered into this Amendment as of the date above first written.

NATIONWIDE VARIABLE INSURANCE TRUST, on behalf of each Fund on the Fund List		JPMORGAN CHASE BANK, N.A.

By:	/s/ Lee T. Cummings	By:	/s/ Carl Mehldau
Name: Lee T. Cummings		Name: Carl Mehldau
Title: SVP		Title: Vice President

Exhibit I

Fund List to Global Custody Agreement

Fund Name

NVIT BNY Mellon Dynamic U.S. Equity Income Fund

NVIT American Funds Asset Allocation Fund

NVIT American Funds Bond Fund

NVIT American Funds Global Growth Fund

NVIT American Funds Growth Fund

NVIT American Funds Growth-Income Fund

NVIT BlackRock Managed Global Allocation Fund

NVIT BlackRock Equity Dividend Fund

NVIT DoubleLine Total Return Tactical Fund

NVIT Federated High Income Bond Fund

NVIT Neuberger Berman Multi Cap Opportunities Fund

NVIT BNY Mellon Sustainable U.S Equity Fund

NVIT Bond Index Fund

NVIT Blueprint Aggressive Fund

NVIT Blueprint Balanced Fund

NVIT Blueprint Capital Appreciation Fund

NVIT Blueprint Conservative Fund

NVIT Blueprint Moderate Fund

NVIT Blueprint Moderately Aggressive Fund

NVIT Blueprint Moderately Conservative Fund

NVIT Blueprint Managed Growth Fund

NVIT Blueprint Managed Growth & Income Fund

NVIT Core Bond Fund

NVIT BNY Mellon Core Plus Bond Fund

NVIT Emerging Markets Fund

NVIT Government Bond Fund

NVIT Government Money Market Fund

NVIT International Equity Fund

NVIT International Index Fund

NVIT Investor Destinations Aggressive Fund

NVIT Investor Destinations Balanced Fund

NVIT Investor Destinations Capital Appreciation Fund

NVIT Investor Destinations Conservative Fund

NVIT Investor Destinations Moderate Fund

NVIT Investor Destinations Moderately Aggressive Fund

NVIT Investor Destinations Moderately Conservative Fund

NVIT Investor Destinations Managed Growth Fund

NVIT Investor Destinations Managed Growth & Income Fund

NVIT iShares Global Equity ETF Fund

NVIT iShares Fixed Income ETF Fund

NVIT BNY Mellon Dynamic U.S. Core Fund

NVIT Managed American Funds Asset Allocation Fund

NVIT Managed American Funds Growth-Income Fund

NVIT Mid Cap Index Fund

NVIT AllianzGI International Growth Fund

NVIT Jacobs Levy Large Cap Growth Fund

NVIT Allspring Discovery Fund

NVIT Multi-Manager Mid Cap Value Fund

NVIT Multi-Manager Small Cap Growth Fund

NVIT Multi-Manager Small Cap Value Fund

NVIT Multi-Manager Small Company Fund

NVIT Amundi Multi Sector Bond Fund

NVIT AQR Large Cap Defensive Style Fund

NVIT Real Estate Fund

NVIT S&P 500 Index Fund

NVIT Short Term Bond Fund

NVIT Small Cap Index Fund

NVIT Columbia Overseas Value Fund

NVIT GS Large Cap Equity Insights Fund

NVIT GS Small Cap Equity Insights Fund

NVIT GS International Equity Insights Fund

NVIT GS Emerging Markets Equity Insights Fund

NVIT J.P. Morgan Mozaic Multi-Asset Fund

NVIT J.P. Morgan U.S. Equity Fund

NVIT U.S. 130/30 Equity Fund

NVIT J.P. Morgan Digital Evolution Strategy Fund

NVIT J.P. Morgan Innovators Fund

NVIT J.P. Morgan Large Cap Growth Fund

NVIT J.P. Morgan US Technology Leaders Fund